Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
To the Board of Directors and
Stockholders of Cleveland BioLabs, Inc. and Subsidiaries:
We consent to the use in the Form l0-K of Cleveland BioLabs, Inc. and Subsidiaries (the “Company”) for the year ended December 31, 2015 and the incorporation by reference in the registration statements on Form S-8 (Nos. 333-140687, 333-150542, 333-167415, 333-182466 and 333-203631) and the registration statements on Form S-3 (Nos. 333-160648, 333-167258, 333-169883, 333-192755, 333-202387 and 333-209232) of the Company of our report dated February 27, 2016, with respect to the consolidated balance sheets of Cleveland BioLabs, Inc. and Subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of operations, consolidated statement of comprehensive income (loss), consolidated stockholders’ equity (deficit), and consolidated cash flows for each of the years in the two-year period ended December 31, 2015 which appear in this Form 10-K.
/s/ Meaden & Moore, Ltd.
MEADEN & MOORE, LTD.
Independent Registered Public Accounting Firm

Cleveland, Ohio
February 23, 2016